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                                                                    EXHIBIT 3.5
                          CERTIFICATE OF INCORPORATION

                                       OF

                        BROOKTREE BROADBAND HOLDING, INC.

          FIRST: The name of the Corporation is Brooktree Broadband Holding,
Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is One Thousand (1,000), and the par value of each of such shares is One Cent ($.01).

          FIFTH: The name and mailing address of the sole incorporator are as follows:

Name             Mailing Address
----             ---------------
Louis F. Manzo   Chadbourne & Parke LLP
                 30 Rockefeller Plaza
                 New York, New York 10112

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of

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this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, except as may otherwise be required by the Delaware General Corporation Law as the same may be amended from time to time. Neither the amendment, modification or repeal of this Article SEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH shall adversely affect any right or protection of any director that exists at the time of such change.

          EIGHTH: The Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation.

          NINTH: Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated or provided, as determined by the Board of Directors. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

          TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

          THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument this 2nd day of May, 2003.


                                        /s/ Louis F. Manzo
                                        ----------------------------------------
                                        Louis F. Manzo
                                        Sole Incorporator


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